Aimco

CREATING VALUE

# Third Quarter 2021

## Earnings Release and Supplemental Schedules

**Upton Place**

**Washington, D.C.**

Table of Contents

Page
3	Earnings Release
8	Consolidated Statements of Operations
9	Consolidated Balance Sheets
10	Schedule 1 – EBITDAre and Adjusted EBITDAre
11	Schedule 2 – Aimco Leverage and Maturities
12	Schedule 3 – Aimco Portfolio
13	Schedule 4 – Aimco Capital Additions
14	Schedule 5 – Aimco Development and Redevelopment Project Summaries
15	Schedule 6 – Stabilized Operating Properties
16	Schedule 7 – Acquisitions, Dispositions, and Leased Communities
17	Glossary and Reconciliations of Non-GAAP Financial and Operating Measures

Aimco Reports Third Quarter 2021 Results

Denver, Colorado, November 9, 2021 – Apartment Investment and Management Company (“Aimco”) (NYSE: AIV) announced today third quarter results for 2021.

Wes Powell, Aimco President and Chief Executive Officer, comments: “The Aimco team is executing well across our various lines of business. Development and Redevelopment projects currently in lease-up are tracking ahead of plan, especially in South Florida where demand for luxury apartment homes continues to far outpace expectations. Despite supply chain pressures and rising costs, Aimco projects which are under construction remain on-time and on-budget thanks to our disciplined process and proactive management. All the while, the Aimco investment pipeline continues to expand and top-line growth within our stabilized operating portfolio is accelerating.  These solid results are a testament to the Aimco platform.”

Financial Results and Recent Highlights

•

Net loss attributable to common stockholders per share, on a dilutive basis, was $(0.03) for the quarter ended September 30, 2021, compared to net income per share of $0.01 for the same period in 2020, due primarily to differences from the carve-out of Aimco predecessor prior year expenses.

•	Aimco Total Shareholder Return was 43.6% year-to-date through October 2021.
•

Strong demand for Aimco’s Development and Redevelopment projects resulted in the execution of approximately 150 net new leases during the period, at rental rates ahead of target, and contributed $3.2 million in revenue during the period, up nearly 30% from the second quarter.

•	Aimco has re-opened Flamingo Point’s North Tower, welcoming new residents to the fully renovated waterfront community during the third quarter as planned.
•	Aimco acquired, for $40 million, a collection of 58 luxury townhomes in Elmhurst, Illinois, and benefits from the community’s adjacency to an existing Aimco asset.
•	Aimco closed $60 million of property financing and ended the third quarter with $413 million of liquidity, including cash and capacity on its revolving credit facility.
•	Revenue from Aimco’s Operating Properties was up 3.8% from the second quarter and 6.9% year-over-year, with occupancy of 97.8%, up 280 basis points year-over-year.

Value Add, Opportunistic & Alternative Investments:

Development and Redevelopment

Aimco generally seeks development and redevelopment opportunities where barriers to entry are high, target customers can be clearly defined, and where Aimco has a comparative advantage over others in the market. Aimco’s Value Add and Opportunistic investments may also target portfolio acquisitions, operational turnarounds, and re-entitlements.

In the third quarter, Aimco had eight active development and redevelopment projects located in five different markets across the United States. These projects remain on track, as evidenced by project-level budget and schedule, lease-up metrics, and current market valuations. In the third quarter, Aimco invested approximately $42 million at these projects and expects to invest another $374 million at properties currently in development and redevelopment.

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•

At the North Tower of Flamingo Point in Miami Beach, Florida, the delivery and occupancy of apartment homes began in the third quarter as planned. Demand has been strong with the property more than 50% leased or preleased, six months prior to final completion, at rental rates approximately 25% ahead of underwriting.

•

At 707 Leahy in Redwood City, California, stabilized occupancy was achieved during the third quarter slightly earlier than planned, with the property 97% leased on September 30, 2021, at rates meeting underwritten expectations.

•

At Prism in Cambridge, Massachusetts, construction was completed during the first quarter of 2021 and on September 30, 2021, the property was 88% occupied at rents trending in line with our underwritten targets.

•

Construction continues on schedule and on budget at The Benson Hotel and Faculty Club in Aurora, Colorado, Hamilton on the Bay in Miami, Florida and Oak Shore (fka. Robin Drive Land) in Corte Madera, California.

Alternative Investments

Aimco uses alternative investment strategies when it has special knowledge or expertise relevant to the venture and when opportunity exists for positive asymmetric outcomes. Aimco’s current investments include a mezzanine loan with an option to participate in future development and two passive equity investments.

•

In the third quarter, Aimco funded a capital call of $12.1 million associated with the previously announced $50 million total passive equity commitment to the life sciences developer, IQHQ, bringing our total investment to $24.6 million.

•

The outstanding balance on Aimco’s mezzanine loan to the partnership that owns Parkmerced Apartments was $330 million, including accrued interest, at the end of the third quarter. Property operations remain consistent with previous reports.

Investment Activity

Aimco expects to have a broad set of investment opportunities including, but not limited to, development, redevelopment, portfolio acquisitions, programmatic joint ventures, debt placements, operational turnarounds, and re-entitlements.   During the third quarter:

•

Aimco acquired, for $40 million, Eldridge Townhomes, a 58-unit townhome community located in Elmhurst, Illinois that Aimco developed between 2018 and 2020. As of September 30, 2021, the property was 98% occupied with average rents of greater than $4,000 per month. The Eldridge Townhomes are located adjacent to an existing 400-unit Aimco community and the acquisition provides for continued operational efficiencies and improved NOI margins. Aimco plans to hold the Eldridge Townhomes within its portfolio of stabilized operating properties.

•

Aimco acquired two properties adjacent to its Hamilton on the Bay apartment community in Miami’s Edgewater neighborhood, for $7 million. Combined with the six properties purchased in the second quarter and land purchased as part of the initial acquisition of Hamilton on the Bay, Aimco can, in total, now construct more than 1.1M square feet of new development in this rapidly growing submarket.

•

Aimco entered into a joint venture with Kushner Companies to purchase three undeveloped land parcels located in downtown Fort Lauderdale, Florida.  The total contract price for the land is $49 million ($25 million at Aimco’s 51% share), and current zoning allows for the development of approximately three million square feet of multifamily homes and commercial space. The land purchase is expected to close in January 2022.

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•	Aimco purchased seven acres of developable land in Colorado Springs, Colorado with a contract price of $4 million that allows for the construction of 119 apartment homes and townhomes.

Operating Property Results

Aimco’s Operating Portfolio produced solid results for the quarter ended September 30, 2021, showing continued improvement as our business recovers from the pandemic related impacts of 2020.

	Third Quarter					Year-to-Date
	Year-over-Year			Sequential		Year-over-Year
($ in millions)	2021	2020	Variance	2Q 2021	Variance	2021	2020	Variance
Average Daily Occupancy	97.8%	95.0%	2.8%	97.3%	0.5%	97.6%	96.2%	1.4%
Revenue, before utility reimbursements	$34.6	$32.4	6.9%	$33.3	3.8%	$100.6	$98.3	2.3%
Expenses, net of utility reimbursements [1]	11.2	10.2	10.6%	11.0	2.7%	33.4	31.1	7.4%
Net operating income (NOI)[2]	23.3	22.2	5.1%	22.4	4.3%	67.2	67.2	—

*Excluded from the table above is one, 40-unit apartment community that Aimco’s ownership includes a partnership share.

[1] The year over year increase in expenses, net of utility reimbursements is due primarily to higher real estate taxes and insurance.

[2] See “Glossary and Reconciliations of Non-GAAP Financial and Operating Measures” for a reconciliation of this measure.

•	In the third quarter, Aimco collected 98.2% of all amounts owed by residents and recognized 99.2% of contractual revenue, reserving 80 basis points as bad debt.
•

1001 Brickell Bay Drive, a waterfront office building in Miami, Florida, is owned as part of a larger assemblage containing substantial excess development rights. At the end of the third quarter, the building was 73% occupied, and as of October 31, 2021, the building was 80% leased with additional leases being negotiated. Through October 31, 2021, 99% of third quarter rents due have been collected.

Balance Sheet and Financing Activity

Aimco is highly focused on maintaining ample liquidity. As of September 30, 2021, Aimco had access to $413 million, including $253 million of cash on hand, $10 million of restricted cash, and the capacity to borrow up to $150 million on our revolving credit facility.

Aimco’s net leverage as of September 30, 2021 was as follows:

	as of September 30, 2021
Proportionate, $ in thousands	Amount	Weighted Avg. Maturity (Yrs.)
Total non-recourse property debt	$493,958	5.7
Total non-recourse construction loan debt	142,974	2.6
Notes payable to AIR	534,127	2.3
Cash and restricted cash	(262,760)
Net Leverage	$908,299

•

In the third quarter, Aimco closed two non-recourse property loans with proceeds of $60 million. The loans have 10-year terms and a weighted average fixed interest rate of 3.09%. Proceeds from the loans were used to fund the acquisition of Eldridge Townhomes and other investment activity.

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Dividend

Aimco plans to reinvest earnings to facilitate growth and, therefore, does not presently intend to pay a regular cash dividend.

Supplemental Information

The full text of this Earnings Release and the Supplemental Information referenced in this release are available on Aimco’s website at investors.aimco.com.

Glossary & Reconciliations of Non-GAAP Financial and Operating Measures

Financial and operating measures found in this Earnings Release and the Supplemental Information include certain financial measures used by Aimco management that are measures not defined under accounting principles generally accepted in the United States, or GAAP. Certain Aimco terms and Non-GAAP measures are defined in the Glossary in the Supplemental Information and Non-GAAP measures reconciled to the most comparable GAAP measures.

About Aimco

Aimco is a diversified real estate company primarily focused on value add, opportunistic, and alternative investments, targeting the U.S. multifamily sector. Aimco’s mission is to make real estate investments where outcomes are enhanced through our human capital so that substantial value is created for investors, teammates, and the communities in which we operate. Aimco is traded on the New York Stock Exchange as AIV. For more information about Aimco, please visit our website www.aimco.com.

Team and Culture

Aimco has a national presence with corporate headquarters in Denver, Colorado, and Bethesda, Maryland. Our investment platform is managed by experienced real estate professionals based in four regions of the United States: West Coast, Central and Mountain West, Mid-Atlantic and Northeast, and Southeast. The experience and in-depth local market knowledge of the Aimco team is essential to the execution of our mission and realization of our vision.

Above all else, Aimco is committed to a culture of integrity, respect, and collaboration.

Contact

Matt Foster, Director, Capital Markets and Investor Relations

Investor Relations 303-793-4661, investor@aimco.com

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Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations. We caution investors not to place undue reliance on any such forward-looking statements.

Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s)” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained.

Readers should carefully review Aimco’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Aimco’s Annual Report on Form 10-K for the year ended December 31, 2020, and subsequent Quarterly Reports on Form 10-Q and other documents Aimco files from time to time with the SEC. These filings identify and address important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no (and disclaims any) obligation to revise or update them to reflect future events or circumstances.

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Consolidated Statements of Operations

(in thousands, except per share data) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
REVENUES:
Rental and other property revenues	$42,893	$37,328	$123,115	$112,802

OPERATING EXPENSES:
Property operating expenses	18,155	15,151	51,500	45,822
Depreciation and amortization	21,709	19,296	63,065	57,673
General and administrative expenses [1]	8,868	1,552	22,562	4,939
Total operating expenses	48,732	35,999	137,127	108,434

Interest expense	(12,680)	(7,103)	(37,995)	(18,563)
Mezzanine investment income, net	7,636	6,870	22,654	20,553
Unrealized gains (losses) on interest rate options [2]	2,231	(998)	10,608	(2,078)
Other expenses, net	1,785	(775)	5,066	(1,344)
(Loss) income before income taxes	(6,867)	(677)	(13,679)	2,936
Income tax benefit (expense)	2,021	2,673	9,881	6,728
Net (loss) income	(4,846)	1,996	(3,798)	9,664
Net income attributable to redeemable noncontrolling interests in consolidated real estate partnership	(127)	121	(41)	349
Net loss (income) attributable to noncontrolling interests in consolidated real estate partnership	(296)	1	(862)	(4)
Net loss (income) attributable to common noncontrolling interests in Aimco Operating Partnership	253	(107)	209	(507)
Net (loss) income attributable to Aimco common stockholders	$(5,016)	$2,011	$(4,492)	$9,502

Net (loss) income attributable to common stockholders per share – basic	$(0.03)	$0.01	$(0.03)	$0.06
Net (loss) income attributable to common stockholders per share – diluted	$(0.03)	$0.01	$(0.03)	$0.06

Weighted-average common shares outstanding – basic	149,762	148,549	149,517	148,549
Weighted-average common shares outstanding – diluted	149,762	148,569	149,517	148,569

[1] General and administrative expense in the three and nine months ended September 30, 2020 are represented as a carve-out of Aimco predecessor expenses and are not representative of Aimco’s anticipated expenses.

[2] Unrealized gains (losses) on interest rate options are primarily the quarterly market-to-market adjustment required to mark to fair value Aimco’s interest rate options.

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Consolidated Balance Sheets

(in thousands) (unaudited)

	September 30,	December 31,
	2021	2020
Assets
Buildings and improvements	$1,202,279	$995,116
Land	534,092	505,153
Total real estate	1,736,371	1,500,269
Accumulated depreciation	(545,499)	(495,010)
Net real estate	1,190,872	1,005,259
Cash and cash equivalents	253,138	289,582
Restricted cash	9,623	9,153
Mezzanine investments	330,016	307,362
Right-of-use lease assets	439,229	98,280
Other assets, net	171,317	130,856
Total assets	$2,394,195	$1,840,492

Liabilities and Equity
Non-recourse property debt, net	$485,116	$447,967
Construction loans, net	138,439	—
Notes payable to AIR	534,127	534,127
Total indebtedness	1,157,682	982,094
Deferred tax liabilities	126,851	131,560
Lease liabilities	448,886	100,496
Accrued liabilities and other	95,943	62,988
Total liabilities	1,829,362	1,277,138

Redeemable noncontrolling interests in consolidated real estate partnership	4,304	4,263

Equity:
Common Stock	1,498	1,490
Additional paid-in capital	518,913	515,127
Retained earnings (accumulated deficit)	(21,377)	(16,839)
Total Aimco equity	499,034	499,778
Noncontrolling interests in consolidated real estate partnerships	35,014	31,877
Common noncontrolling interests in Aimco Operating Partnership	26,481	27,436
Total equity	560,529	559,091
Total liabilities and equity	$2,394,195	$1,840,492

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Supplemental Schedule 1

EBITDAre and Adjusted EBITDAre

(in thousands) (unaudited)

Three Months Ended September 30, 2021
Net Income	$(4,846)
Adjustments:
Interest expense	12,680
Income tax benefit	(2,021)
Depreciation and amortization	21,709
Adjustment related to EBITDAre of unconsolidated partnerships	225
EBITDAre	$27,747
Net Income attributable to redeemable noncontrolling Interests consolidated real estate partnership	(127)
Net Income attributable to noncontrolling Interests consolidated real estate partnership	(296)
EBITDAre adjustments attributable to noncontrolling interests	177
Mezzanine investment income, net accrued	(7,636)
Unrealized losses on interest rate options	(2,231)
Adjusted EBITDAre [1]	$17,635
Annualized Adjusted EBITDAre	$70,540

[1] Adjusted EBITDAre is reduced from the three months ended June 30, 2021 due primarily to lower transaction revenue in the third quarter.

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Supplemental Schedule 2

Aimco Leverage and Maturities

(dollars in thousands) (unaudited)

Debt	Consolidated	Aimco Share of Unconsolidated Partnerships	Noncontrolling Interests	Total Aimco Share	Weighted Average Maturity (Years)	Weighted Average Stated Interest Rate
Fixed rate loans payable	$433,576	$5,557	$(175)	$438,958	6.1	3.32%
Floating rate loans payable	55,000	—	—	55,000	2.3	1.28%
Total non-recourse property debt [1]	$488,576	$5,557	$(175)	$493,958	5.7	3.09%

Construction loan debt [1] [2]	143,741	—	(767)	142,974	2.6	3.78%
Notes payable to AIR [3]	534,127	—	—	534,127	2.3	5.20%
Cash and restricted cash	(262,760)	—	—	(262,760)
Net Leverage	$903,684	$5,557	$(942)	$908,299

Aimco Share Non-Recourse Property and Construction Loan Debt

	Amortization	Maturities		Total	Maturities as a Percent of Total	Average Rate on Maturing Debt
2021 Q4	$2,262	$—		$2,262	—%	—%
Total 2021	2,262	—		2,262	—	—

2022 Q1	2,288	—		2,288	—	—
2022 Q2	2,296	—		2,296	—	—
2022 Q3	2,316	—		2,316	—	—
2022 Q4	2,343	—		2,343	—	—
Total 2022	9,243	—		9,243	—	—

2023	9,576	55,000		64,576	8.64%	1.28%
2024	7,552	224,914	[4]	232,466	35.31%	3.52%
2025	7,837	—		7,837	—	—
2026	6,653	75,519		82,172	11.86%	3.10%
2027	4,482	89,518		94,000	14.05%	3.57%
2028	3,160	—		3,160	—	—
2029	2,366	30,158		32,524	4.73%	4.08%
2030	2,370	—		2,370	—	—
Thereafter	1,814	104,508		106,322	16.41%	3.20%
Total Aimco Share	$57,315	$579,617		$636,932

[1] Consolidated total non-recourse property debt and construction loan debt excludes $8.9 million of deferred financing costs.

[2] Aimco’s construction loan debt consists of floating rate loans.

[3] The notes payable to AIR are fixed rate notes.

[4] Additionally, in January 2024 the term matures for the $534 million notes payable to AIR.

Common  Stock, Partnership Units, and Equivalents

(in thousands) (unaudited)

September 30, 2021
Class A Common Stock Outstanding	149,803
Participating unvested restricted stock	1,896
Dilutive options, share equivalents, and non-participating unvested restricted stock	537
Total shares and dilutive share equivalents	152,236
Common Partnership Units and equivalents outstanding	8,084
Total shares, units and dilutive share equivalents	160,320

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Supplemental Schedule 3

Aimco Portfolio

(unaudited)

	Number of Properties	Number of Apartment Homes [3]	Aimco Share of Apartment Homes
Consolidated
Stabilized Operating Properties	24	6,067	6,038
Other Real Estate [1]	2	58	58
Development and Redevelopment - Owned [2]	4	991	913
Development and Redevelopment - Leased	5	889	889
Total Consolidated	35	8,005	7,898
Unconsolidated	4	142	72
Total Portfolio	39	8,147	7,970

[1] Other Real Estate includes 1001 Brickell Bay Drive, Aimco’s office building adjacent to Yacht Club Apartments in the Brickell neighborhood of Miami, Florida and Eldridge Townhomes, located adjacent to Elm Creek Apartments in Elmhurst, Illinois, which was acquired in 3Q 2021.

[2] Development and Redevelopment – Owned includes the three Aimco Owned properties listed on Supplemental Schedule 5 of this release and Flying Horse, developable land in Colorado Springs, Colorado that was acquired in 3Q 2021. The number of apartment homes includes 26 homes currently on the land assemblage adjacent to Hamilton on the Bay.

[3] Number of apartment homes includes all current apartments and those authorized for development, it does not include office, retail, or hotel units.

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Supplemental Schedule 4

Aimco Capital Additions

(consolidated amounts in thousands) (unaudited)

	Three Months Ended	Nine Months Ended
	September 30, 2021	September 30, 2021

Capital Replacements and Casualty	$3,229	$8,647
Property Upgrades	660	1,248
Development and Redevelopment	53,964	162,231
Total Capital Additions [1] [2]	$57,853	$172,126

[1] Third quarter 2021 decreased from the second quarter due primarily to the bulk purchase of materials in 2Q 2021 to avoid a supply shortage.

[2] Third quarter 2021 total capital additions includes $42 million of Direct Capital Investment and certain other costs capitalized in accordance with GAAP.

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Supplemental Schedule 5

Aimco Development and Redevelopment Project Summaries

(dollars in millions) (unaudited)

					Direct Capital Investment
	Location	Number of units approved for development or redevelopment	Leased or Pre-Leased	Leasehold Value	Planned	To-Date	Remaining	Expected Initial Occupancy [2]	Expected Stabilized Occupancy [2]	Expected NOI Stabilization [2][3]
Aimco Owned
The Benson Hotel and Faculty Club	Aurora, CO	106	—	—	$70.0	$24.3	$45.7	1Q 2023	2Q 2025	4Q 2026
Upton Place [1]	Washington, D.C.	689	—	—	260.0	54.3	205.7	4Q 2023	4Q 2025	4Q 2026
Hamilton on the Bay	Miami, FL	276	—	—	92.4	33.9	58.5	2Q 2022	1Q 2023	3Q 2024
Subtotal		1,071		$—	$422.4	$112.5	$309.9

Leased Properties
Flamingo Point North Tower	Miami Beach, FL	366	53%	$240.0	$63.5	$45.0	$18.5	3Q 2021	1Q 2023	1Q 2024
707 Leahy	Redwood City, CA	110	97%	79.1	—	—	—	1Q 2020	3Q 2021	1Q 2023
The Fremont	Aurora, CO	253	75%	89.0	0.2	0.2	—	2Q 2020	1Q 2023	1Q 2024
Prism	Cambridge, MA	136	88%	60.9	5.0	3.9	1.1	1Q 2021	1Q 2022	1Q 2023
Oak Shore	Corte Madera, CA	24	—	6.1	47.1	2.7	44.4	3Q 2023	2Q 2024	2Q 2025
Subtotal		889		$475.1	$115.8	$51.9	$63.9

Total		1,960		$475.1	$538.2	$164.4	$373.8
Estimated Size of Portfolio in Active Development and Redevelopment [4]				$1,013.3
[1] Planned Direct Capital Investment for Upton Place at Aimco's 90% share is $234 million.
[2] Delivery timing and stabilization is subject to change and is based on the best estimate at this time.
[3] The weighted average expected stabilized NOI yield on valuation and planned Direct Capital Investment for the developments and redevelopments presented is 6.3%.
[4] Estimated size of portfolio in active development and redevelopment represents the property valuation for leasehold and the planned Direct Capital Investment.

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Supplemental Schedule 6

Stabilized Operating Results

(amounts in thousands, except community, home and per home data) (unaudited)

3Q 2021 v. 3Q 2020			Revenues, Before Utility Reimbursements			Expenses, Net of Utility Reimbursements			Net Operating Income			Net Operating Income Margin	Average Daily Occupancy During Period		Average Revenue per Aimco Apartment Home
	Apartment Communities	Apartment Homes	3Q 2021	3Q 2020	Growth	3Q 2021	3Q 2020	Growth	3Q 2021	3Q 2020	Growth	3Q 2021	3Q 2021	3Q 2020	3Q 2021	3Q 2020

Central Region	7	1,562	$8,606	$8,144	5.7%	$3,145	$2,566	22.6%	$5,461	$5,578	(2.1%)	63.5%	97.1%	93.5%	$1,891	$1,860
Northeast	8	2,869	15,498	14,383	7.8%	4,929	4,728	4.3%	10,569	9,655	9.5%	68.2%	98.2%	96.0%	1,834	1,740
Southeast	4	1,047	6,388	5,772	10.7%	2,111	1,886	11.9%	4,277	3,886	10.1%	67.0%	98.3%	94.5%	2,069	1,945
West Coast	4	549	4,085	4,061	0.6%	1,059	988	7.2%	3,026	3,073	(1.5%)	74.1%	96.9%	95.2%	2,559	2,591

Total	23	6,027	$34,577	$32,360	6.9%	$11,244	$10,168	10.6%	$23,333	$22,192	5.1%	67.5%	97.8%	95.0%	$1,955	$1,883

3Q 2021 v. 2Q 2021			Revenues, Before Utility Reimbursements			Expenses, Net of Utility Reimbursements			Net Operating Income			Net Operating Income Margin	Average Daily Occupancy During Period		Average Revenue per Aimco Apartment Home
	Apartment Communities	Apartment Homes	3Q 2021	2Q 2021	Growth	3Q 2021	2Q 2021	Growth	3Q 2021	2Q 2021	Growth	3Q 2021	3Q 2021	2Q 2021	3Q 2021	2Q 2021

Central Region	7	1,562	$8,606	$8,394	2.5%	$3,145	$2,913	8.0%	$5,461	$5,481	(0.4%)	63.5%	97.1%	97.2%	$1,891	$1,843
Northeast	8	2,869	15,498	14,797	4.7%	4,929	4,835	1.9%	10,569	9,962	6.1%	68.2%	98.2%	97.6%	1,834	1,762
Southeast	4	1,047	6,388	6,014	6.2%	2,111	2,086	1.2%	4,277	3,928	8.9%	67.0%	98.3%	97.8%	2,069	1,958
West Coast	4	549	4,085	4,108	(0.6%)	1,059	1,116	(5.1%)	3,026	2,992	1.1%	74.1%	96.9%	95.0%	2,559	2,624

Total	23	6,027	$34,577	$33,313	3.8%	$11,244	$10,950	2.7%	$23,333	$22,363	4.3%	67.5%	97.8%	97.3%	$1,955	$1,894

3Q 2021 YTD v. 3Q 2020 YTD			Revenues, Before Utility Reimbursements			Expenses, Net of Utility Reimbursements			Net Operating Income			Net Operating Income Margin	Average Daily Occupancy During Period		Average Revenue per Aimco Apartment Home
	Apartment Communities	Apartment Homes	3Q 2021 YTD	3Q 2020 YTD	Growth	3Q 2021 YTD	3Q 2020 YTD	Growth	3Q 2021 YTD	3Q 2020 YTD	Growth	3Q 2021 YTD	3Q 2021 YTD	3Q 2020 YTD	3Q 2021 YTD	3Q 2020 YTD

Central Region	7	1,562	$25,247	$24,626	2.5%	$9,036	$8,063	12.1%	$16,211	$16,563	(2.1%)	64.2%	97.3%	95.1%	$1,846	$1,841
Northeast	8	2,869	44,832	43,670	2.7%	14,886	14,282	4.2%	29,946	29,388	1.9%	66.8%	97.9%	97.0%	1,774	1,744
Southeast	4	1,047	18,283	17,645	3.6%	6,177	5,633	9.7%	12,106	12,012	0.8%	66.2%	97.9%	95.7%	1,981	1,957
West Coast	4	549	12,200	12,342	(1.2%)	3,254	3,084	5.5%	8,946	9,258	(3.4%)	73.3%	96.0%	96.0%	2,571	2,601

Total	23	6,027	$100,562	$98,283	2.3%	$33,353	$31,062	7.4%	$67,209	$67,221	(—%)	66.8%	97.6%	96.2%	$1,900	$1,883

Excluded from the tables above is one, 40-unit apartment community that Aimco’s ownership includes a partnership share.

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Supplemental Schedule 7

Acquisitions, Dispositions, and Leased Communities

(dollars in thousands) (unaudited)

Acquisitions
Land Acquisitions	Location	Purchase Price	Acres	Closing Date
Benson Hotel and Faculty Club	Aurora, CO	$6.2	1.5	February 2021
Hamilton on the Bay Land Assemblage [1]	Miami, FL	19.3	1.0	June/July 2021
Flying Horse	Colorado Springs, CO	4.1	7.5	September 2021
Total Land Acquisitions		$29.6	10.0

Apartment Acquisitions	Location	Purchase Price	Apartment Homes	Closing Date
Eldridge Townhomes	Elmhurst, IL	40.0	58	August 2021
Total Apartment Acquisitions		$40.0	58

Total Acquisitions		$69.6

Leased Communities
	Location	Valuation for Leasehold	Apartment Homes	Closing Date
Flamingo Point North Tower	Miami Beach, FL	$240.0	366	January 2021
707 Leahy	Redwood City, CA	79.1	110	January 2021
The Fremont	Aurora, CO	89.0	253	January 2021
Prism	Cambridge, MA	60.9	136	January 2021
Oak Shore [2]	Corte Madera, CA	6.1	24	June 2021
Total Leases [3]		$475.1	889

[1] Aimco purchased eight land parcels in June and July, six closed in June for $12.0 million and the remaining two closed in July for $7.3 million.
[2] Vacant land at time of lease on which Aimco is constructing 16 single family homes plus eight accessory dwelling units for a total of 24 homes.
[3] The annualized lease payments for these leases totals $26 million.

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Glossary and Reconciliations of Non-GAAP Financial and Operating Measures

This Earnings Release and Supplemental Information include certain financial and operating measures used by Aimco management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. Aimco’s definitions and calculations of these Non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These Non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

AIMCO OP: AIMCO OP, L.P., a Delaware limited partnership, is the operating partnership in Aimco’s UPREIT structure. Aimco owns approximately 93.1% of the legal interest in the common partnership units of the Aimco OP and 95.0% of the economic interest in the common partnership units of the Aimco OP.

AVERAGE REVENUE PER APARTMENT HOME: Represents Aimco average monthly rental and other property revenues, excluding utility cost reimbursements, divided by the number of occupied apartment homes as of the end of the period.

DIRECT CAPITAL INVESTMENT: Represents all items related to the planning, construction, and management of development and redevelopment projects paid to third party providers. Direct Capital Investment does not include certain costs capitalized in accordance with GAAP, such as financing costs, lease costs, and internal team time.

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION FOR REAL ESTATE (“EBITDAre”): Nareit defines EBITDAre as net income computed in accordance with GAAP, before interest expense, income taxes, depreciation and amortization expense, further adjusted for:

•	gains and losses on the dispositions of depreciated property;
•	impairment write-downs of depreciated property;
•	impairment write-downs of investments in unconsolidated partnerships caused by a decrease in the value of the depreciated property in such partnerships; and
•	adjustments to reflect the Aimco’s share of EBITDAre of investments in unconsolidated entities.

Aimco believes that EBITDAre is useful to investors, creditors and rating agencies as a supplemental measure of Aimco’s ability to incur and service debt because it is a recognized measure of performance by the real estate industry and facilitates comparison of credit strength between Aimco and other companies.

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ADJUSTED EBITDAre: Adjusted EBITDAre is defined by Aimco as EBITDAre adjusted to exclude the effect of the following items for the reasons set forth below:

•

net income attributable to noncontrolling interests in consolidated real estate partnerships, EBITDAre adjustments attributable to noncontrolling interests, and the amount of unrealized gains recognized by Aimco on its interest rate options, to allow investors to compare a measure of Aimco’s earnings before the effects of Aimco’s capital structure and indebtedness with that of other companies in the real estate industry;

•	the amount of interest income recognized by Aimco related to the mezzanine loan made by Aimco to a partnership owning Parkmerced Apartments that was accrued but not paid during the quarter.

FREE CASH FLOW: Free Cash Flow, as calculated for Aimco’s retained portfolio, represents an apartment community’s property net operating income, less spending for Capital Replacements. Capital Replacement spending is a measure of the cost of capital asset used during the period. Aimco believes that Free Cash Flow is useful to investors as a supplemental measure of apartment community performance because it takes into consideration costs incurred during the period to replace capital assets that have been consumed during Aimco’s ownership.

MEZZANINE INVESTMENTS: Aimco’s Mezzanine Investments includes the $275 million mezzanine loan, and associated accrued interest, made by Aimco to a partnership owning Parkmerced Apartments, located in southwest San Francisco. For more information regarding this investment see Aimco’s SEC Form 10-Q filed for the period ended September 30, 2021.

NET ASSET VALUE: Net Asset Value is calculated as the market value of a company's assets less its liabilities and obligations. Aimco estimates the value of its portfolio using methods management believes to be appropriate based on the characteristics of the item being valued.

NET OPERATING INCOME (NOI) MARGIN: Represents an apartment community’s net operating income as a percentage of the apartment community’s rental and other property revenues.

OTHER EXPENSES, NET: Other expenses, net, generally consists of risk management activities related to Aimco’s unconsolidated partnerships and certain other corporate expenses.

PROPERTY NET OPERATING INCOME (NOI): NOI is defined by Aimco as total property rental and other property revenues less direct property operating expenses, including real estate taxes. NOI does not include: property management revenues, primarily from affiliates; casualties; property management expenses; depreciation; or interest expense. NOI is helpful because it helps both investors and management to understand the operating performance of real estate excluding costs associated with decisions about acquisition pricing, overhead allocations, and financing arrangements. NOI is also considered by many in the real estate industry to be a useful measure for determining the value of real estate. Reconciliations of NOI as presented in this Earnings Release and Supplemental Information to Aimco’s consolidated GAAP amounts are provided below.

Due to the diversity of its economic ownership interests in its apartment communities in the periods presented, Aimco evaluates the performance of the apartment communities in its segments using Property NOI, which represents the NOI for the apartment communities that Aimco consolidates and excludes apartment communities that it does not consolidate. Property NOI is defined as rental and other property revenue less property operating expenses. In its evaluation of community results, Aimco excludes utility cost reimbursement from rental and other property revenues and reflects such amount as a reduction of the related utility expense within property operating expenses. The following table presents the reconciliation of GAAP rental and other property revenue to the revenues before utility reimbursements and GAAP property operating expenses to expenses, net of utility reimbursements as presented on Supplemental Schedule 6.

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Segment NOI Reconciliation	Three Months Ended (in thousands)
	September 30, 2021		September 30, 2020
Total Real Estate Operations	Revenues, Before Utility Reimbursements [1]	Expenses, Net of Utility Reimbursements	Revenues, Before Utility Reimbursements [1]	Expenses, Net of Utility Reimbursements

Total (per consolidated statements of operations)	$42,893	$18,155	$37,328	$15,151

Adjustment: Utilities reimbursement	(1,480)	(1,480)	(1,290)	(1,290)

Adjustment: Non-stabilized and other amounts not allocated [2]	(6,836)	(5,431)	(3,678)	(3,693)

Total Stabilized Operating (per Schedule 6)	$34,577	$11,244	$32,360	$10,168

Segment NOI Reconciliation	Nine Months Ended (in thousands)
	September 30, 2021		September 30, 2020
Total Real Estate Operations	Revenues, Before Utility Reimbursements [1]	Expenses, Net of Utility Reimbursements	Revenues, Before Utility Reimbursements [1]	Expenses, Net of Utility Reimbursements

Total (per consolidated statements of operations)	$123,115	$51,500	$112,802	$45,822

Adjustment: Utilities reimbursement	(2,815)	$(2,815)	(2,556)	(2,556)

Adjustment: Non-stabilized and other amounts not allocated [2]	(19,738)	(15,333)	(11,963)	(12,204)

Total Stabilized Operating (per Schedule 6)	$100,562	$33,353	$98,283	$31,062
[1]

Approximately two-thirds of Aimco’s utility costs are reimbursed by residents. These reimbursements are included in rental and other property revenues on Aimco’s consolidated statements of operations prepared in accordance with GAAP. This adjustment represents the reclassification of utility reimbursements from revenues to property operating expenses for the purpose of evaluating segment results and as presented on Supplemental Schedule 6. Aimco also excludes the reimbursement amounts from the calculation of Average Revenue per Apartment Home throughout this Earnings Release and Supplemental Schedules.

[2]

Properties not included in the Stabilized Operating Portfolio and other amounts not allocated includes operating results of properties not presented in the Stabilized Operation Portfolio as presented on Supplemental Schedule 6 during the periods shown, as well as property management and casualty expense, which are not included in property operating expenses, net of utility reimbursements in the Supplemental Schedule 6 presentation.

REAL ESTATE CLASSIFICATIONS: Aimco’s real estate portfolio is diversified by price point, geography, and opportunity. Aimco’s consolidated portfolio is classified into the following groups:

DEVELOPMENT and REDEVELOPMENT - OWNED: Includes apartment communities currently under construction or in pre-construction that have not achieved a stabilized level of operations and communities that have been completed in recent years that had not achieved and maintained stabilized operations for both the current and the comparable prior periods.

DEVELOPMENT and REDEVELOPMENT - LEASED: Includes communities leased from a third party currently under construction or in pre-construction that have not achieved a stabilized level of operations and communities that have been completed in recent years that had not achieved and maintained stabilized operations for both the current and the comparable prior periods.

STABILIZED OPERATING PORTFOLIO: Apartment communities that (a) are owned and asset managed by Aimco, (b) had reached a stabilized level of operations as of January 1, 2020 and maintained it throughout the current and the comparable prior periods, and (c) are not expected to be sold within 12 months.

OTHER REAL ESTATE: Includes Aimco’s commercial office building.

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